PHOENIX

Phoenix Life Insurance Company
Regular Mail: Phoenix Annuity Mail Operations
PO Box 8027, Boston MA 02266-8027
Express Mail: Phoenix Annuity Mail Operations
30 Dan Road, Suite 8027, Canton MA 02021-2809

Phoenix Spectrum Edge+ Variable Annuity Application

Annuitant

Name (Print as desired in contract)

Social Security Number

Date of Birth | Sex ☐ Male ☐ Female

Address

City | State | ZIP Code

Phone

Joint Annuitant (If any)

Name

Social Security Number

Date of Birth | Sex ☐ Male ☐ Female

Address

City | State | ZIP Code

Phone

Owner ☐ Individual ☐ Joint ☐ Trust ☐ Other

Name (Print as desired in contract)

Social Security Number / Federal ID

Date of Birth | Sex ☐ Male ☐ Female

Address

City | State | ZIP Code

Phone

Joint Owner (If any)

Name

Social Security Number / Federal ID

Date of Birth | Relationship to Owner | Sex ☐ Male ☐ Female

Beneficiary Designation

(All to share equally unless otherwise specified. Use Special Requests section if additional space is needed.)

Name	Date of Birth	Relationship	%

Premium (Check payable to **"Phoenix"**)

Exact or Estimated Amount of Premium $ ______________

Plan Type/Source of Premium (Complete A or B)

A. Nonqualified

☐ New ☐ 1035 Exchange

B. Qualified

☐ New Contribution ______________ Tax Year

☐ Rollover/Direct Transfer

Type of Qualified Plan

☐ Traditional IRA ☐ SEP IRA ☐ Roth IRA ☐ Simple IRA

☐ 403(b) Rollover ☐ 401(a) Qualified Plan

Death Benefit Options

☐ Option 1 - Return of Premium

☐ Option 2 - Annual Step-Up

☐ Option 3 - Relief Amount (Phoenix Earnings Protector℠)

Optional Living Benefits (Select one only)

☐ I elect the Guaranteed Minimum Withdrawal Benefit (GMWB). (Asset Allocation Strategy Program required. Beneficiary date of birth required.)

Select one: ☐ Lifetime GMWB
☐ Lifetime GMWB for 2 - Spousal Continuation

☐ I elect the Guaranteed Minimum Accumulation Benefit (GMAB). (Asset Allocation Strategy Program required.)

☐ I elect the Guaranteed Minimum Income Benefit (GMIB).

☐ Other ______________

Replacement (Attach appropriate exchange forms)

Are there any life insurance policies or annuity contracts owned by or on the life of the owner or the annuitant? ☐ Yes ☐ No

Will this annuity replace any existing life insurance or annuity? ☐ Yes ☐ No

Company ______________

Contract No. ______________

Special Requests

Telephone / Electronic Authorization

Please complete this section to authorize Phoenix to act on telephone or electronic instructions received from you and/or your Registered Representative:
(Check one only) ☐ Owner only
☐ Owner and Owner's Registered Representative
☐ No One

Phoenix will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, I agree to hold harmless Phoenix and its affiliates and their directors, trustees, officers, employees, representatives and/or agents, from any claim, liability, loss or cost.

State Required Notices

It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or denial of insurance benefit.

Owner(s) Acknowledgements

☐ I WOULD LIKE TO RECEIVE A STATEMENT OF ADDITIONAL INFORMATION (SAI).

I/WE UNDERSTAND THAT ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

I have read the above statements and represent that they are complete and true to the best of my knowledge and belief. I acknowledge receipt of a variable annuity prospectus. By accepting the annuity issued, I agree to any additions or corrections to this application. I (owner) confirm that any Social Security/Federal ID Number is correct as it appears on this application.

Owner's Signature X ______________________ Joint Owner's Signature X ______________________

Annuitant's Signature X ____ (if other than Owner)

Signed at ______________________ (City, State) Date ______________________

Agent Statement

Do you, as Agent, have reason to believe the product applied for will replace existing annuities or insurance? ☐ Yes ☐ No
Are there any life insurance policies or annuity contracts owned by or on the life of the owner or the annuitant? ☐ Yes ☐ No

Agent #1 X ______________ ______________ ______________ ______________
Signature | Print Name | Agent ID Number | % Shares

____
Email Address

Agent #2 X ______________ ______________ ______________ ______________
Signature | Print Name | Agent ID Number | % Shares

____
Email Address

______________________ ______________________
Bank or Broker/Dealer Firm | Address

______________________ ______________________ ☐ Option 1 ☐ Option 2 ☐ Option 3
Date | Telephone | Select Option

Additional Forms (See the sales kit or visit phoenixwm.com or *Agents* may call (800) 417-4769 and *Clients* may call (800) 541-0171.)

Required:	OL4032	To allocate premiums to an Asset Allocation Strategy Program or Subaccounts	**Optional:**	OL4061	To request Asset Rebalancing or Dollar Cost Averaging
	OL4132	Certification of Trust (If applicable)		OL2166	To request Systematic Withdrawals
				OL511	To request Automatic Bank Draf